Exhibit 99.1

Press Release

Financial and Investor Contact:

John R. Potapchuk

631-501-7035

john.potapchuk@gentiva.com

Media Contact:

David Fluhrer

631-501-7102, 516-589-0778

david.fluhrer@gentiva.com

FOR IMMEDIATE RELEASE

Gentiva® Announces First Quarter Results

and Reaffirms 2007 Financial Outlook

Melville, N.Y., May 3, 2007 — Gentiva Health Services, Inc. (NASDAQ: GTIV), the nation’s largest provider of comprehensive home health and related services, today reported the following financial results for the first quarter ended April 1, 2007, which include the operations of The Healthfield Group, Inc. for periods subsequent to its acquisition by Gentiva on February 28, 2006:

•	Net revenues increased 23% to $299.5 million versus the prior year period ended April 2, 2006.

•	Gross profit rose 30% to $129.4 million. Gross profit as a percentage of net revenues rose to 43.2% versus 41.0% in the 2006 first quarter.

•

Net income was $6.8 million, or $0.24 per diluted share, versus $4.4 million, or $0.17 per diluted share, for the prior year period. Average diluted shares were 28.4 million versus 25.5 million in the 2006 first quarter.

•

EBITDA (earnings before interest, taxes, depreciation and amortization) increased 86% to $23.1 million. (See Supplemental Information for a reconciliation between EBITDA and “Net Income – As Reported.”)

•

EBITDA and net income for the 2007 first quarter included restructuring and integration costs of $1.0 million, or $0.02 per diluted share. In the 2006 first quarter, restructuring costs of $2.0 million, or $0.05 per diluted share, were offset by the positive impact of the settlement of an appeal relating to Gentiva’s 1999 Medicare cost reports.

•

EBITDA and net income per diluted share, excluding special items and restructuring and integration costs in both periods, were $24.1 million and $0.26 for the first quarter of 2007 as compared to $12.5 million and

$0.17 for the 2006 first quarter. EBITDA as a percentage of net revenues, excluding special items and restructuring and integration costs, rose to 8.1% versus 5.2% in the first quarter of 2006. (See Supplemental Information for a reconciliation between “Net Income per Diluted Share – As Adjusted” and “Net Income per Diluted Share – As Reported.”)

•	Net income per diluted share for the first quarters of 2007 and 2006 included charges of $0.04 and $0.02, respectively, relating to the impact of equity-based compensation expense.

“We reported solid first quarter performance and have reaffirmed our 2007 financial outlook,” said Gentiva Chairman and CEO Ron Malone. “We have essentially completed the Healthfield integration and are now focused on growth and on streamlining our support services. Among the key achievements for the first quarter were:

•	Double-digit increases in operating contributions for each segment.

•	Solid Medicare revenue growth of 13% within our home health business versus the combined results of Gentiva and Healthfield in the first quarter of 2006.

•	Increased Home Health operating contribution margin to 14.6% versus 12.2% in the prior year period.

•	Increased CareCentrix operating contribution margin to 10.6% from 7.4% in the first quarter of 2006.

•	Positive operating cash flow of $15.7 million, $7 million of voluntary debt repayment and cash items and short-term investments of $61.6 million at April 1, 2007.”

Non-GAAP Financial Measures

The information provided in this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

Conference Call and Web Cast Details

The Company will comment further on its first quarter 2007 results during its conference call and live web cast to be held Thursday, May 3, 2007, at 10:00 a.m. Eastern Time. To participate in the call from the United States, Canada or an international location, dial (973) 935-2408 and reference call #8666588. The web cast is an audio-only, one-way event. Web cast listeners who wish to ask questions must participate in the conference call. Log onto http://investors.gentiva.com/events.cfm to hear the web cast. This press release is accessible at http://investors.gentiva.com/releases.cfm and a transcript of the conference call is expected to be available on the site within 36 hours after the call.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is the nation’s largest provider of comprehensive home health and related services. The Company serves patients across the United States, through its direct service delivery units or through CareCentrix®, which manages home health services for major managed care organizations. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; respiratory therapy and home medical equipment; infusion therapy services; and other therapies and services. Gentiva’s revenues are generated from federal and state government programs, commercial insurance and individual consumers. For more information, visit Gentiva’s web site, www.gentiva.com, and its investor relations section at http://investors.gentiva.com. GTIV-E

(tables and notes follow)

(in 000’s, except per share data)	1st Quarter
	2007	2006
Statements of Income
Net revenues	$299,542	$243,240
Cost of services and goods sold	170,121	143,629

Gross profit	129,421	99,611
Selling, general and administrative expenses	(111,065)	(90,112)

Operating income	18,356	9,499
Interest expense	(7,139)	(2,808)
Interest income	817	892

Income before income taxes	12,034	7,583
Income tax expense	(5,195)	(3,176)

Net income	$6,839	$4,407

Earnings per Share
Net income:
Basic	$0.25	$0.18

Diluted	$0.24	$0.17

Average shares outstanding:
Basic	27,530	24,516

Diluted	28,439	25,497

Condensed Balance Sheets
	April 1, 2007	Dec 31, 2006
ASSETS
Cash, cash equivalents and restricted cash	$33,081	$32,910
Short-term investments	28,525	24,325
Net receivables	197,298	181,549
Deferred tax assets	28,319	30,443
Prepaid expenses and other current assets	16,590	11,933

Total current assets	303,813	281,160
Fixed assets, net	52,294	49,684
Intangible assets, net	212,333	213,280
Goodwill	274,959	274,959
Other assets	24,987	24,799

Total assets	$868,386	$843,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$19,476	$19,580
Payroll and related taxes	26,739	16,085
Deferred revenue	24,839	20,122
Medicare liabilities	10,013	9,232
Cost of claims incurred but not reported	19,911	19,462
Obligations under insurance programs	38,392	35,910
Other accrued expenses	44,127	45,020

Total current liabilities	183,497	165,411
Long-term debt	335,000	342,000
Deferred tax liabilities, net	42,636	41,065
Other liabilities	21,673	21,081
Shareholders’ equity	285,580	274,325

Total liabilities and shareholders’ equity	$868,386	$843,882

Common shares outstanding	27,612	27,484

(in 000’s)	1st Quarter
Condensed Statements of Cash Flows	2007	2006
OPERATING ACTIVITIES:
Net income	$6,839	$4,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,783	2,973
Amortization of debt issuance costs	206	—
Provision for doubtful accounts	1,992	1,757
Equity-based compensation expense	1,652	612
Windfall tax benefits associated with equity-based compensation	(241)	(1,210)
Deferred income taxes	3,699	3,048
Changes in assets and liabilities:
Accounts receivable	(17,741)	3,545
Prepaid expenses and other current assets	(4,863)	(4,273)
Current liabilities	18,660	3,667
Other, net	695	226

Net cash provided by operating activities	15,681	14,752

INVESTING ACTIVITIES:
Purchase of fixed assets	(6,445)	(3,130)
Acquisition of businesses	—	(201,470)
Purchases of short-term investments available-for-sale	(17,000)	(67,045)
Maturities of short-term investments available-for-sale	12,800	87,695

Net cash used in investing activities	(10,645)	(183,950)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,188	5,438
Windfall tax benefits associated with equity-based compensation	241	1,210
Proceeds from issuance of debt	—	370,000
Healthfield debt repayments	—	(195,305)
Other debt repayments	(7,000)	—
Changes in book overdrafts	—	(1,395)
Debt issuance costs	—	(6,749)
Repayment of capital lease obligations	(294)	(114)

Net cash (used in) provided by financing activities	(4,865)	173,085

Net change in cash, cash equivalents and restricted cash	171	3,887
Cash, cash equivalents and restricted cash at beginning of period	32,910	38,617

Cash, cash equivalents and restricted cash at end of period	$33,081	$42,504

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$7,912	$580
Income taxes paid, net of refunds	$286	$160

(in 000’s, except per share data)	1st Quarter
	2007	2006
Supplemental Information
Segment Information
Net revenues (1) (5)
Home Health (2)	$205,031	$164,789
CareCentrix	65,890	70,052
Other Related Services	30,563	11,620
Intersegment revenues	(1,942)	(3,221)

Total net revenues	$299,542	$243,240

Operating contribution (1) (4) (5)
Home Health	$29,988	$20,175
CareCentrix	6,954	5,198
Other Related Services	3,987	2,233

Total operating contribution	40,929	27,606
Corporate expenses	(17,790)	(15,134)
Depreciation and amortization	(4,783)	(2,973)
Interest expense, net	(6,322)	(1,916)

Income before income taxes	$12,034	$7,583

	1st Quarter
	2007	2006
Net Revenues by Major Payer Source:
Medicare (2)	$150,543	$98,965
Medicaid and local government	38,327	40,889
Commercial insurance and other	110,672	103,386

Total net revenues	$299,542	$243,240

A reconciliation of EBITDA to Net income - As Reported amounts follows: (3)
	1st Quarter
	2007	2006
EBITDA (4) (5)	$23,139	$12,472
Depreciation and amortization (6)	(4,783)	(2,973)
Interest expense, net (7)	(6,322)	(1,916)

Income before income taxes	12,034	7,583
Income tax expense (8)	(5,195)	(3,176)

Net income - As Reported	$6,839	$4,407

A reconciliation of Net income per diluted share - As Adjusted and Net income per diluted share - As Reported follows:
	1st Quarter
	2007	2006
Net income per diluted share:
As Adjusted	$0.30	$0.19
Equity-based compensation (4)	(0.04)	(0.02)

Excluding special items and restructuring and integration costs	0.26	0.17
Restructuring and integration costs (5A) (5B)	(0.02)	(0.05)
Medicare cost report settlement (5C)	—	0.05

As Reported	$0.24	$0.17

Notes:

1)	The Company’s senior management evaluates performance and allocates resources based on operating contributions of the reportable segments, which exclude corporate expenses, depreciation, amortization, and interest expense (net), but include revenues and all other costs directly attributable to the specific segment. Results include the operating results of The Healthfield Group, Inc. for periods subsequent to its acquisition date of February 28, 2006.

2)	First quarter 2006 results included approximately $1.9 million recorded and received from the total settlement of $5.5 million relating to the Company’s appeal filed with the U.S. Provider Reimbursement Review Board (“PRRB”) on the reopening of all of its 1999 cost reports.

3)	EBITDA, a non-GAAP financial measure, is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization. Management uses EBITDA to evaluate overall performance and compare current operating results with other companies in the healthcare industry. EBITDA should not be considered in isolation or as a substitute for net income, operating income or cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and is susceptible to varying calculations, it may not be comparable to similarly titled measures in other companies.

4)	EBITDA included equity-based compensation expense for the first quarters of 2007 and 2006 of approximately $1.7 million and $612,000, respectively, resulting from the adoption of Statement of Financial Accounting Standards No. 123 (Revised) “Share-Based Payment” (SFAS 123(R)) as of January 2, 2006. Such amounts were reflected in corporate expenses.

5)	Components of EBITDA included the following:

A)	Restructuring and integration costs for the first quarters of 2007 and 2006 of $1.0 million and $2.0 million, respectively. These costs included the following items: (i) $1.0 million and $1.3 million for the first quarters of 2007 and 2006, respectively, resulting from restructuring and integration activities relating to the Healthfield acquisition; and (ii) $0.7 million for the first quarter of 2006 resulting from a restructuring plan associated with the Company’s CareCentrix operations.

Restructuring and integration costs for the first quarters of 2007 and 2006, respectively, were reflected as follows for segment reporting purposes (dollars in millions):

	2007	2006
Home Health	$0.3	$0.7
CareCentrix	—	0.7
Corporate expenses	0.7	0.6

Total	$1.0	$2.0

B)	A special item — further described in Note 2 — relating to a Medicare cost report settlement of $1.9 million for the first quarter of 2006 which was reflected in the Home Health segment.

Excluding the items described in Notes 5A and 5B above, EBITDA for the first quarters of 2007 and 2006 would have been $24.1 million and $12.5 million, respectively.

6)	Depreciation and amortization reflected amortization of identifiable intangible assets of $0.9 million for the first quarter of 2007 and $0.6 million for the first quarter of 2006. For the first quarter of 2007, depreciation expense also included an incremental $0.4 million relating to a change in the estimated useful lives of certain home medical equipment.

7)	Interest expense, net, included interest expense on a term loan, fees associated with a $75 million revolving credit facility and amortization of debt financing costs, net of interest income.

8)	The Company’s effective tax rate was 43.2% for the first quarter of 2007 and 41.9% for the first quarter of 2006. The impact of the adoption of SFAS 123(R) resulted in an increase in the Company’s effective tax rate of 2.5% in each reported period.

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s ability to successfully execute its growth strategy; the impact of significant indebtedness on the Company’s liquidity and its ability to meet the requirements of its creditors; general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for healthcare reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to implementation of new business systems, or due to natural disasters or terrorist acts; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company’s various filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

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